EXHIBIT 99.2

Form of Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

         I, Pradeep Mathur, the chief financial officer of Tupperware Corporation, certify that, to the best of my knowledge, (i) the Form 10-Q for the period ended September 28, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tupperware Corporation.

/s/ PRADEEP MATHUR

Senior Vice President and Chief Financial Officer